Exhibit 99.2

INSTRUCTIONS AS TO USE OF TAYLOR CAPITAL GROUP, INC.

SUBSCRIPTION RIGHTS CERTIFICATE

The following instructions relate to a Rights Offering by Taylor Capital Group, Inc. (the “Company”) to the holders of certain Eligible Securities.1 The terms of the Rights Offering are included in the Prospectus Supplement, dated November 23, 2011, to the Prospectus, dated January 26, 2011 (together, the “Prospectus”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Prospectus.

As further described in the Prospectus, holders of record of Eligible Securities as of 5:00 p.m., Eastern Time, on November 21, 2011 (the “Record Date”), will receive, at no charge, nontransferable Subscription Rights, for up to an aggregate purchase price of $35,000,000, as set forth below:

Eligible Security	Subscription Rights to which Holders Are Entitled

Common Stock	1 subscription right per share

Series C Preferred	2.03583 subscription rights per share

Series D Preferred	1 subscription right per share

Series E Preferred	2.03583 subscription rights per share

Series G Preferred	1 subscription right per share

Participating Warrants	1 subscription right per share of Common Stock issuable pursuant to the Participating Warrant

Please note, however, that fractional Subscription Rights will not be issued in the Rights Offering. Rather, all fractional Subscription Rights will be eliminated by rounding down to the nearest whole Subscription Right. The number of Subscription Rights issued to you is printed on the first page of your Subscription Rights Certificate (as defined herein). Your Subscription Rights may not be sold or transferred other than by operation of law.

Holders of Series D Preferred, Series E Preferred, and Series G Preferred have the contractual right to receive shares of a nonvoting Common Stock Equivalent rather than Common Stock upon the exercise of Subscription Rights. As of the Record Date, all outstanding shares of Series D Preferred, Series E Preferred, and Series G Preferred were held by Prairie Capital IV, L.P. and Prairie Capital IV QP, L.P. (together, the “Prairie Funds”). If the Prairie Funds wish to exercise any of their Subscription Rights, they should contact the Company, which will work directly with them to determine if they wish to receive shares of a nonvoting Common Stock Equivalent in lieu of Common Stock.

Each securityholder’s Subscription Rights will be evidenced by a subscription rights certificate (the “Subscription Rights Certificate”) registered in the securityholder’s name or in the name of such securityholder’s nominee. In addition to the Basic Subscription Privileges set forth above, each Subscription Right also entitles the holder thereof – subject to the limitations set forth in the Prospectus – to subscribe for additional Shares that have not been purchased by other Subscription Rights holders pursuant to their Basic Subscription Privileges, at the subscription price, if such holder

1 “Eligible Securities” as used herein means the Common Stock, Series C Preferred, Series D Preferred, Series E Preferred, Series G Preferred, and the Participating Warrants of the Company. Not all warrants issued by the Company are necessarily Participating Warrants that entitle their holders to receive Subscription Rights in the Rights Offering. Only those warrants issued by the Company on September 29, 2008, May 28, 2010, and October 21, 2010 are Participating Warrants.

has fully exercised his, her, or its Basic Subscription Privilege. Once you send in your Subscription Rights Certificate and payment, you cannot revoke the exercise of your Subscription Rights, even if you later learn information about the Company that you consider to be unfavorable and even if the market price of the Company’s Common Stock decreases.

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED BEFORE 5:00 P.M., EASTERN TIME, ON DECEMBER 14, 2011, SUBJECT TO EXTENSION OR EARLIER CANCELLATION IN THE COMPANY’S SOLE DISCRETION (THE “EXPIRATION DATE”). COMPUTERSHARE TRUST COMPANY, N.A. (THE “SUBSCRIPTION AGENT”) MUST RECEIVE YOUR COMPLETED SUBSCRIPTION RIGHTS CERTIFICATE AND FULL PAYMENT OF THE SUBSCRIPTION PRICE ON OR BEFORE THE EXPIRATION DATE.

1.	Subscription Rights.

To exercise your Subscription Rights, properly complete and execute your Subscription Rights Certificate and send it, together with payment in full of the subscription price for each Share subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to the Subscription Agent prior to the Expiration Date by first class mail or courier service to:

By first class mail:	By express mail or courier service:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, Massachusetts 02021

Delivery to an address other than that set forth above, including delivery to the Company, does not constitute valid delivery and will not be accepted. Do not send Subscription Rights Certificates or payment to the Company.

All payments of the subscription price must be made in full, in U.S. currency, and in immediately available funds, by: (i) bank check or bank draft payable to “Computer Share Trust Company, N.A., acting as Subscription Agent for Taylor Capital Group, Inc.”; or (ii) postal, telegraphic or express money order payable to “Computershare Trust Company, N.A., acting as Subscription Agent for Taylor Capital Group, Inc.” We recommend that you send your Subscription Rights Certificate by overnight courier or registered mail, properly insured, with return receipt requested. Once you send in your Subscription Rights Certificate and payment, you cannot revoke the exercise of your Subscription Rights.

If you return your Subscription Rights Certificate without indicating thereon the number of Shares being subscribed for, or if your payment is not sufficient to purchase the number of Shares subscribed for, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of Shares which may be purchased based on the payment delivered. If the payment exceeds the amount necessary for the full exercise of your Basic Subscription Privilege, you will be deemed to have exercised your Oversubscription Privilege to purchase the maximum number of Shares with your excess payment. If the Company does not apply your full subscription price payment to your purchase of Shares, for whatever reason, the Subscription Agent will return the excess amount to you, without interest or deduction, as soon as practicable after the Expiration Date.

If you hold Eligible Securities in the name of a broker, dealer, custodian bank or other nominee, then such nominee is the record holder of the securities you own. The record holder must exercise the Subscription Rights on your behalf for the Shares for which you wish to subscribe. Therefore, if you wish to exercise your Subscription Rights, you should promptly contact your broker, dealer, custodian bank, or other nominee and submit your subscription documents and payment for the Shares for which you subscribed in accordance with the instructions and within the time period provided by such nominee. We will ask the record holder of your securities to notify you of the Rights Offering.

2.	Calculation of Oversubscription Privilege.

If you purchase all of the Shares available to you pursuant to your Basic Subscription Privilege, you may also choose to purchase a portion of any Shares that our other securityholders do not purchase through the exercise of their Basic Subscription Privileges. You should indicate on your Subscription Rights Certificate, or the form provided by your nominee if your Eligible Securities are held in the name of a nominee, how many additional Shares you would like to purchase pursuant to your Oversubscription Privilege. Subject to the allocation process described below, the Company will attempt to honor all oversubscriptions in full if sufficient Shares are available.

Shares pursuant to the Oversubscription Privilege will be allocated pursuant to a two-step process. The maximum number of Shares purchasable by a securityholder in the first step of the allocation process will be limited to the result of (x) the total number of unsubscribed Shares multiplied by (y) the number of Subscription Rights that were distributed to such securityholder divided by (z) the number of Subscription Rights distributed to all holders of Eligible Securities as of the Record Date. Securityholders whose oversubscription requests exceed the Share limitation of the first step of the allocation process will proceed to the second step, where we will seek to honor oversubscription requests in full if sufficient Shares are available. If oversubscription requests for Shares in the second step of the allocation process exceed the number of Shares available, however, we will allocate the available Shares pro rata among the securityholders participating in the second step of the allocation process in proportion to the number of Subscription Rights that were distributed to each of those securityholders relative to the number of Subscription Rights distributed to all holders of Eligible Securities participating in the second step of the allocation, with the number of Shares rounded up or down, as applicable, to result in the allocation of whole Shares. If this pro rata allocation results in any securityholder receiving a greater number of Shares than the securityholder subscribed for pursuant to the exercise of the Oversubscription Privilege, then such securityholder will be allocated only that number of Shares for which the securityholder oversubscribed, and the remaining Shares will be allocated among all other securityholders exercising the Oversubscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Shares have been allocated.

For example, if: (i) there are 100 excess Shares available for purchase by three securityholders who have timely and fully exercised their Basic Subscription Privileges with respect to all the Subscription Rights they hold and (ii) securityholder A, who received 15% of the Subscription Rights distributed to all holders of Eligible Securities as of the Record Date, requests the purchase of 100 Shares pursuant to securityholder A’s Oversubscription Privilege, securityholder B, who received 10% of the Subscription Rights distributed to all holders of Eligible Securities as of the Record Date, requests the purchase of 50 Shares pursuant to securityholder B’s Oversubscription Privilege, and securityholder C, who received 5% of the Subscription Rights distributed to all holders of Eligible Securities as of the Record Date, requests the purchase of 20 Shares pursuant to securityholder C’s Oversubscription Privilege, then, assuming the valid exercise of each of these securityholder’s Basic

Subscription Privileges and receipt of sufficient payment for the Shares requested pursuant to the oversubscription request, in the first step of the allocation process of the Oversubscription Privilege: securityholder A would receive 15 Shares, securityholder B would receive 10 Shares, and securityholder C would receive 5 Shares. In the second step of the allocation process: securityholder A would receive 35 Shares, securityholder B would receive 23.33 Shares (rounded down to 23 Shares, with the total subscription payment being adjusted accordingly) and securityholder C would receive 11.67 Shares (rounded up to 12 Shares, with the total subscription payment being adjusted accordingly).

3.	Nominee Holders.

Brokers, dealers, custodian banks, and other nominees who exercise Subscription Rights on behalf of beneficial owners are required to certify to us and the Subscription Agent, on a Nominee Holder Certification Form, as to the aggregate number of Shares being subscribed for pursuant to the Subscription Rights, whether the Basic Subscription Privileges of each beneficial owner on whose behalf the nominee holder is acting has been exercised in full, and the number of Shares subscribed pursuant to the Oversubscription Privilege of each beneficial owner on whose behalf the nominee holder is acting. Please contact the beneficial holders on whose behalf you hold the Shares in sufficient time to ensure delivery of the Nominee Holder Certification Form and payment in full of the subscription price to the Subscription Agreement before the Expiration Date.

4.	Issuance of Shares; Return of Excess Payments.

a.

Shares.  If you purchase Shares in the Rights Offering by submitting a Subscription Rights Certificate and payment, the Subscription Agent will deposit your Shares into your registered account in book entry form and will send you a confirmation of deposit. The confirmation will permit you to request an actual stock certificate. If your Eligible Securities as of the Record Date were held by a broker, dealer, custodian bank or other nominee, and you participate in the Rights Offering, your broker, dealer, custodian bank or other nominee will be credited with the Shares you purchase in the Rights Offering as soon as practicable after the completion of the Rights Offering.

b.

Excess Payments.  Fractional Shares resulting from the exercise of your Basic Subscription Privileges or your Oversubscription Privilege will be eliminated, with the total subscription payment being adjusted accordingly. Any excess subscription payments received will be returned, without interest or penalty, as soon as practicable after the Rights Offering has expired.

5.	Sale or Transfer of Rights.

The Subscription Rights are nontransferable and, therefore, may not be assigned, gifted, purchased, sold, or otherwise transferred to anyone, other than by operation of law.

6.	Questions.

Answers to certain frequently asked questions about the Rights Offering are included in the Prospectus, beginning on page S-1.

If you have other questions regarding the Rights Offering or need additional copies of the documents relating to the Rights Offering, please contact the information agent, Georgeson, Inc., at (866) 828-4304, or, for banks and brokers, at (212) 440-9800.

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